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                                                                    EXHIBIT 10.2

                              SECOND AMENDMENT TO
                           1996 STOCK INCENTIVE PLAN

     The 1996 Stock Incentive Plan (the "Plan") of College Television Network, Inc. (the "Company") (formerly Laser Video Network, Inc.) is hereby amended as follows:


                                       1.

     Section 1.5.1 of the Plan is amended by deleting the first sentence thereof in its entirety and substituting therefor the following new first sentence: "The total number of shares of common stock of the Company, par value $.005 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 333,334 shares, which amount shall be increased by 33,333 shares on January 1, 1999 and shall be increased by another 33,333 shares on January 1, 2000, so that the total amount of shares issuable under the Plan shall be 400,000 shares."


                                       2.

     The foregoing amendment shall be effective as of the later of (i) June 3, 1998 or (ii) the date which is 20 days after mailing an Information Statement to Shareholders disclosing the approval of the amendment by the holder of a majority of the outstanding common stock of the Company, in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended.

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